UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
October 1, 2015
Date of Report (Date of earliest event reported)
GAIN CAPITAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35008	20-4568600
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)
Bedminster One
135 Route 202/206
Bedminster, New Jersey 07921
(Address of Principal Executive Offices)
(908) 731-0700
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 1, 2015, GAIN Capital Holdings, Inc. (the "Company") entered into a Separation and Release Agreement (the "Agreement") with Jason Emerson, the Company's Chief Financial Officer, in connection with Mr. Emerson's previously announced resignation from the Company, which was effective as of October 1, 2015. Pursuant to the Agreement, Mr. Emerson is entitled to receive (i) his accrued but unpaid salary through the final date of his employment, (ii) a payment of approximately $16,000 in consideration of accrued but unused paid-time-off benefits, (iii) a cash severance payment of $62,500, (iv) an additional cash payment of $200,000, which will be payable at the time when bonus payments are made to the Company's other executive officers in 2016, (v) acceleration of the vesting of 7,437 restricted stock units and 4,884 stock options held by Mr. Emerson and (vi) continuation of health benefits through December 31, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: October 7, 2015

GAIN CAPITAL HOLDINGS, INC.

By:	/s/ Diego Rotsztain
Name:	Diego Rotsztain
Title:	EVP and General Counsel